CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Legal Counsel" in the Statement of Additional Information, and to the inclusion of our report dated February 24, 2012, in this Registration Statement (Form N-2 No. 333-179806; 811-21516) of O'Connor Fund of Funds:  Aggregated Alpha Strategies LLC (formerly UBS Multi-Strat Fund, L.L.C.).

/s/ ERNST & YOUNG LLP

New York, New York
April 16, 2012